Exhibit 99.1

PTAB Reverses Examiner’s Decision; Restores Claims in Finjan’s ‘182 Patent
Finjan Wins Appeal following Reexamination Requested by Anonymous Adverse Party

EAST PALO ALTO, Calif., October 3, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary, Finjan, Inc. (“Finjan”), today announced that the USPTO, Patent Trial and Appeal Board (“PTAB”) entered a decision on appeal (Appeal 2018-007444) in favor of Finjan, and reversed Examiner’s rejection of certain challenged claims of U.S. Patent No. 8,015,182 (the “’182 Patent”) on reexamination.

Specifically, on request by an unnamed adverse third party, the USPTO ordered reexamination of Claims 8-11 and 13 of the ‘182 Patent. The Examiner rejected the claims under 35 U.S.C. § 103(a) as being unpatentable over three prior art references. Finjan appealed, among other issues, the Examiner’s rejection over the combination of three prior art references. In reversing the Examiner’s rejection, the PTAB determined that the prior art “fails to disclose all the elements of the [‘182] invention recited in independent claim 8.” (Decision on Appeal at p. 14).

“Finjan recognizes and appreciates this most recent affirmation that another of its patents is valid over various combinations of prior art. This is another arrow in our quiver used to preserve the established value of our patents,” stated Julie Mar-Spinola, CIPO and VP, Legal Operations for Finjan.

Finjan has pending infringement lawsuits against ESET and its affiliates, Cisco Systems, Inc., Palo Alto Networks, Inc., Sonicwall, Inc., Bitdefender and its affiliates, Juniper Networks, Zscaler, Inc., Checkpoint and its affiliates, and Rapid7, Inc. and Rapid7 LLC, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Finjan Contacts:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com